UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2016 Date of report (Date of earliest event reported)

LifeLock, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281 (Address of principal executive offices and zip code) (480) 682-5100 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On May 16, 2016, Lifelock, Inc. (“LifeLock” or the “Company”) entered into an issuer forward repurchase transaction confirmation (the “ASR Agreement”) with Bank of America, N.A. pursuant to an accelerated share repurchase program (“ASR Program”) under which the Company will repurchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as part of the Company’s share repurchase program for an aggregate purchase price of approximately $48 million. The ASR Agreement is in addition to the agreement entered into by the Company on February 12, 2016 with Bank of America, N.A. for a $50 million accelerated share repurchase program.
Under the ASR Agreement, LifeLock will pre-pay to Bank of America, N.A. the approximately $48 million purchase price for the Common Stock and the Company will receive an initial delivery of approximately 3.54 million shares from Bank of America, N.A. within the first week of the ASR Program. The number of shares to be ultimately purchased by the Company under the ASR Program will be determined based on the volume weighted average price of the Common Stock during the term of the transaction (the “Valuation Period”), minus an agreed upon discount between the parties. The program is expected to be completed in the third fiscal quarter of 2016. The shares of Common Stock delivered after the initial delivery of shares will be delivered by Bank of America, N.A. to LifeLock on the third business day following the Valuation Period described above.
The ASR Agreement is part of and will complete the $100 million share repurchase program previously announced by the Company.
The ASR Agreement contains terms governing the repurchase of the Common Stock, including, but not limited to, the mechanism used to determine the final settlement of the repurchase of the Common Stock, the method of such settlement, the circumstances under which Bank of America, N.A. is permitted to make adjustments to the terms of the ASR Agreement, the circumstances under which the ASR Agreement may be terminated early, and various acknowledgements, representations and warranties made by the Company and Bank of America, N.A.
The foregoing description of the ASR Agreement is a summary and is qualified in its entirety by the terms of the ASR Agreement, a copy of which will be filed with the Company’s quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2016. A copy of the press release announcing the entering into of the ASR Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information called for by this item is contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit
Number	Exhibits
99.1	Press Release, dated May 17, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.
Date:	May 17, 2016	By:	/s/ Chris Power
Chris Power
Chief Financial Officer

EXHIBIT INDEX
99.1    Press Release, dated May 17, 2016